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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SEPRACOR INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEPRACOR INC.
84 Waterford Drive
Marlborough, Massachusetts 01752

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 19, 2004

To our stockholders:

        We invite you to our 2004 annual meeting of stockholders, which will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Wednesday, May 19, 2004 at 9:00 a.m., local time. At the meeting, stockholders will consider and act upon the following matters:

  1.
  To elect two Class III Directors for the ensuing three years;

  2.
  To approve an amendment to our 2000 Stock Incentive Plan increasing from 5,500,000 to 8,000,000 the number of shares of our common stock reserved for issuance under the 2000 plan;

  3.
  To ratify our board of directors' selection of PricewaterhouseCoopers LLP as our independent auditors for the current fiscal year; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on April 6, 2004, the record date for the annual meeting, are entitled to notice of, and to vote at, the meeting. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, we hope you will take the time to vote your shares. If you are a stockholder of record, you may vote over the Internet, by telephone or by completing and mailing the enclosed proxy card in the envelope provided. If your shares are held in "street name," that is held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

        Our stock transfer books will remain open for the purchase and sale of our common stock.

By Order of the Board of Directors,
DAVID P. SOUTHWELL Secretary

Marlborough, Massachusetts
April 19, 2004

i

SEPRACOR INC.
84 Waterford Drive
Marlborough, Massachusetts 01752

Proxy Statement for the 2004 Annual Meeting of Stockholders

To Be Held on May 19, 2004

        This proxy statement contains information about the 2004 annual meeting of stockholders of Sepracor Inc., including postponements and adjournments of the meeting. We are holding the meeting at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 on Wednesday, May 19, 2004 at 9:00 a.m., local time.

        In this proxy statement, we refer to Sepracor Inc. as "Sepracor," "we" and "us."

        We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting.

        We are mailing our Annual Report to Stockholders for the year ended December 31, 2003 with these proxy materials on or about April 19, 2004.

        You can find our Annual Report on Form 10-K for the year ended December 31, 2003 on the Internet at our website at www.sepracor.com or through the Securities and Exchange Commission's electronic data system called EDGAR at www.sec.gov. You may also obtain a printed copy of our Form 10-K, free of charge, from us by sending a written request to: Investor Relations, Sepracor Inc., 84 Waterford Drive, Marlborough, Massachusetts 01752.

Important Information about the Annual Meeting and Voting

Q. Who can vote at the annual meeting?	A.	To be able to vote, you must have been a stockholder of record at the close of business on April 6, 2004, the record date for our annual meeting. The number of outstanding shares entitled to vote at the meeting is 84,436,597 shares of common stock.
If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the annual meeting.
Q. What are the voting rights of the holders of common stock?	A.	Each outstanding share of our common stock will be entitled to one vote on each matter considered at the annual meeting.

Q. How do I vote?	A.	If you are a record holder, meaning your shares are registered in your name, you may vote:
(1)
Over the Internet: Go to the website of our tabulator, ADP, at www.proxyvote.com. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.
(2)
By Telephone: Call 1-800-690-6903 toll free from the U.S. and Canada, and follow the instructions on your enclosed proxy card. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.
(3)
By Mail: Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to ADP. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.
		(4)	In Person at the Meeting: If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.
If your shares are held in "street name," meaning they are held for your account by a broker or other nominee, you may vote:
		(1)	Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.
		(2)	By Mail: You will receive instructions from your broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.
(3)
In Person at the Meeting: Contact your broker or other nominee who holds your shares to obtain a brokers' proxy card and bring it with you to the meeting. You will not be able to vote in person at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote your shares.

Q. Can I change my vote?	A.	Yes. You may revoke your proxy and change your vote at any time before the meeting. To do so, you must do one of the following:
(1) Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.
(2) Sign a new proxy and submit it as instructed above. Only your latest dated proxy will be counted.
(3) Attend the meeting, request that your proxy be revoked and vote in person as instructed above. Attending the meeting will not revoke your proxy unless you specifically request it.
Q. Will my shares be voted if I don't return my proxy?	A.	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or voting by ballot at the meeting.

If your shares are held in "street name," your brokerage firm may under certain circumstances vote your shares if you do not return your proxy. Brokerage firms can vote customers' unvoted shares on routine matters. If you do not return a proxy to your brokerage firm to vote your shares, your brokerage firm may, on routine matters, either vote your shares or leave your shares unvoted. Your brokerage firm cannot vote your shares on any matter that is not considered routine.

Proposal 1, the election of directors, and Proposal 3, ratification of the selection of our independent auditors, are both considered routine matters. However, Proposal 2, amendment of the 2000 stock incentive plan, is not a routine matter. We encourage you to provide voting instructions to your brokerage firm by giving your proxy to them. This ensures that your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.
Q. How many shares must be present to hold the meeting?	A.
A majority of our outstanding shares of common stock must be present at the meeting to hold the meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy or represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or does not vote on one or more of the matters to be voted upon.
If a quorum is not present, we expect to adjourn the meeting until we obtain a quorum.

Q. What vote is required to approve each matter and how are votes counted?	A.
Proposal 1—Election of Directors

The two nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. If your shares are held by your broker in "street name," and you do not vote your shares, your brokerage firm may vote your unvoted shares on Proposal 1. You may:
• vote FOR both nominees;
• WITHHOLD your vote from both nominees; or
• vote FOR one nominee and WITHHOLD your vote from the other.
Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.
Proposal 2—Amendment to the 2000 Stock Incentive Plan.

To approve Proposal 2, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is not considered a routine matter. Therefore, if your shares are held by your broker in "street name," and you do not vote your shares, your brokerage firm cannot vote your shares on Proposal 2. Shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote the shares on Proposal 2, will not be counted as votes in favor of or against the proposal, and will also not be counted as votes cast or shares voting on the proposal. If you vote to ABSTAIN on Proposal 2, your shares will not be voted for or against the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, "broker non-votes" and votes to ABSTAIN will have no effect on the voting on the proposal.
Proposal 3—Ratification of Selection of Independent Auditors

To approve Proposal 3, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. If your shares are held by your broker in "street name," and you do not vote your shares, your brokerage firm may vote your unvoted shares on Proposal 3. If you vote to ABSTAIN on Proposal 3, your shares will not be voted in favor of or against the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the voting on the proposal.

Although stockholder approval of our Audit Committee's selection of PricewaterhouseCoopers LLP as our independent auditors is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP.

Q. Are there other matters to be voted on at the meeting?	A.
We do not know of any other matters that may come before the meeting other than the election of directors, the approval of the amendment to our 2000 stock incentive plan and the ratification of the selection of our independent auditors. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.
Q. Where can I find the voting results?	A.	We will report the voting results in our Quarterly Report on Form 10-Q for the second quarter ending June 30, 2004, which we expect to file with the Securities and Exchange Commission in August 2004.
Q. What are the costs of soliciting these proxies?	A.
We will bear the cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person, without additional compensation. In addition, we have retained D.F. King & Co., Inc. to solicit proxies by mail, courier, telephone and facsimile and to request brokers, custodians and fiduciaries to forward proxy soliciting materials to the owners of the stock held in their names. For these services, we will pay a fee of $4,500 plus expenses. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials.

Stock Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information, as of January 31, 2004, or such earlier date as indicated below, with respect to the beneficial ownership of our common stock by:

  •
  each person whom we know beneficially owns more than 5% of the outstanding shares of our common stock;

  •
  each of our directors and nominees for director;

  •
  each of our executive officers named in the Summary Compensation Table below under the heading "Compensation of Executive Officers" below; and

  •
  all of our directors and executive officers as a group.

        The number of shares of our common stock owned by each person is determined under the rules of the Securities and Exchange Commission, or SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 2004 through the exercise of any stock option or other right or upon conversion of (a) 5% convertible subordinated debentures due 2007, (b) 0% Series A convertible senior subordinated notes due 2008 and (c) 0% Series B convertible senior subordinated notes due 2010. Beneficial ownership represented in the table below as of December 31, 2003 also includes shares of common stock issuable upon conversion of the 5.75% convertible notes due 2006, all of which we redeemed in January 2004. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with his spouse, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

        Unless otherwise indicated, the address for each person is to the care of Sepracor Inc., 84 Waterford Drive, Marlborough, Massachusetts 01752.

Name and Address	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
5% Stockholders
FMR Corp and related entities 82 Devonshire Street Boston, Massachusetts 02109	12,710,473	(1)	15.0%
Capital Research and Management Company 333 South Hope Street Los Angeles, California 90071	7,891,780	(2)	9.3%
PRIMECAP Management Company 225 South Lake Avenue #400 Pasadena, California 91101	7,180,846	(3)	8.5%
Pioneer Global Asset Management S.p.A. Galleria San Carlo 6 20122 Milan, Italy	5,073,854	(4)	6.0%
J.P. Morgan Chase & Co. 270 Park Avenue New York, New York 10017	4,816,747	(5)	5.7%
Vanguard Chester Funds—Vanguard PRIMECAP Fund 100 Vanguard Boulevard Malvern, Pennsylvania 19355	4,400,000	(6)	5.2%
Directors
Timothy J. Barberich	2,768,645	(7)(8)	3.2%
James G. Andress	183,899	(7)	*
Digby W. Barrios	151,333	(7)	*
Robert J. Cresci	133,333	(7)	*
Keith Mansford, Ph.D.	149,533	(7)	*
James F. Mrazek	304,631	(7)(9)	*
Alan A. Steigrod	137,333	(7)	*
Other Named Executive Officers
William J. O'Shea	919,420	(7)	1.1%
Mark H. N. Corrigan, M.D.	25,000	(7)	*
David P. Southwell	855,681	(7)(10)	1.0%
Robert F. Scumaci	470,491	(7)(11)	*
All directors and executive officers as a group (12 persons)	6,421,479	(12)	*

*
Represents holdings of less than one percent.

(1)
This information is taken from a Schedule 13G/A filed on February 17, 2004 by FMR Corp. jointly with its affiliates, Edward C. Johnson III and Abigail P. Johnson, and is as of December 31, 2003. The 12,710,473 shares of our common stock deemed beneficially owned includes 166,667 shares resulting from the assumed conversion of $10,000,000 principal amount of the 5.75% convertible subordinated notes (16.6667 shares for each $1,000 principal amount of note), all of which we redeemed on January 9, 2004. Of the 12,710,473 shares of our common stock deemed beneficially owned, FMR Corp. reports sole voting power as to 459,900 shares.

Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the 12,710,473 shares of our common stock. The beneficial ownership of one person, Fidelity Growth Company Fund, an investment company registered under the Investment Company Act of 1940, in our common stock, amounted to 8,488,610 shares or 9.98% of our outstanding common stock.

(2)
This information is taken from a Schedule 13G/A filed on February 13, 2004 by Capital Research and Management Company and is as of December 31, 2003. Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of the 7,891,780 shares of our common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

The 7,891,780 shares of our common stock beneficially owned includes (a) 584,540 shares resulting from the assumed conversion of $54,000,000 principal amount of the 5% convertible subordinated debentures (10.825 shares for each $1,000 principal amount of debenture); and (b) 1,233,350 shares resulting from the assumed conversion of $74,000,000 principal amount of the 5.75% convertible subordinated notes, all of which we redeemed on January 9, 2004.

(3)
This information is taken from a Schedule 13G/A filed by PRIMECAP Management Company on October 8, 2002 and is as of September 30, 2002. Of the 7,180,846 shares of our common stock deemed beneficially owned, PRIMECAP Management Company reports sole voting power as to 1,823,846 shares and sole dispositive power as to 7,180,846 shares.

(4)
This information is taken from a Schedule 13G filed by Pioneer Global Asset Management S.p.A. on February 10, 2004 and is as of December 31, 2003. Of the 5,073,854 shares of our common stock deemed beneficially owned, Pioneer Global Asset Management S.p.A. reports sole voting power as to 5,073,854 shares and sole dispositive power as to 5,073,854 shares.

(5)
This information is taken from a Schedule 13G filed by J.P. Morgan Chase & Co. on February 12, 2004 and is as of December 31, 2003. Of the 4,816,747 shares of our common stock deemed beneficially owned, J.P. Morgan Chase & Co. reports sole voting power as to 3,599,251 shares and sole dispositive power as to 4,575,284 shares.

(6)
This information is taken from a Schedule 13G/A filed by Vanguard Chester Funds—Vanguard PRIMECAP Fund on February 4, 2004 and is as of December 31, 2003. Of the 4,400,000 shares of our common stock deemed beneficially owned, Vanguard Chester Funds—Vanguard PRIMECAP Fund reports sole voting power as to 4,400,000 shares.

(7)
The number of shares of our common stock that each person is deemed to beneficially own includes the number of shares of our common stock which such person has the right to acquire within 60 days after January 31, 2004 upon exercise of outstanding stock options as set forth opposite his name below:

Name	Number of Shares
Timothy J. Barberich	1,858,980
James G. Andress	183,999
Digby W. Barrios	149,333
Robert J. Cresci	133,333
James F. Mrazek	149,333
Keith Mansford, Ph.D.	149,333
Alan A. Steigrod	133,333
William J. O'Shea	915,000
Mark H. N. Corrigan, M.D.	25,000
David P. Southwell	729,666
Robert F. Scumaci	464,834
(8)
The number of shares of our common stock that Mr. Barberich is deemed to beneficially own includes an aggregate of 166,880 shares held in a trust for Mr. Barberich's children, 2,408 shares held by Mr. Barberich's minor child, 70,000 shares held in a trust for Mr. Barberich's wife, 1,362 shares held by Mr. Barberich's wife and 80,456 shares held in a Grantor Retained Annuity Trust.

(9)
The number of shares of our common stock that Mr. Mrazek is deemed to beneficially own includes 155,298 shares held in a trust of which Mr. Mrazek is a trustee and beneficiary.

(10)
The number of shares of our common stock that Mr. Southwell is deemed to beneficially own includes 62,188 shares held in a Grantor Retained Annuity Trust for the benefit of Mr. Southwell's children and 458 shares held by Mr. Southwell's children.

(11)
The number of shares of our common stock that Mr. Scumaci is deemed to beneficially own includes 800 shares held by Mr. Scumaci's children.

(12)
Includes an aggregate of 5,212,145 shares of our common stock which all executive officers and directors have the right to acquire within 60 days after January 31, 2004 upon exercise of outstanding stock options.

PROPOSAL 1—ELECTION OF DIRECTORS

        Our Board of Directors is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The Board currently consists of seven directors. There are three Class I Directors, two Class II Directors and two Class III Directors. The Class I, Class II and Class III Directors will serve until the annual meeting of stockholders to be held in 2006, 2005 and 2004, respectively, and until their respective successors are elected and qualified.

        The persons named in the enclosed proxy will vote to elect as Class III Directors Mr. Barrios and Mr. Steigrod, unless you indicate on your proxy that your shares should be withheld from one or both of the nominees. Each of the nominees is currently a member of our Board of Directors.

        If they are elected, Mr. Barrios and Mr. Steigrod will each hold office until our annual meeting of stockholders in 2007 and until his successor is duly elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

        There are no family relationships between or among any of our officers or directors.

        Below are the names, ages and certain other information of each member of the Board of Directors, including those who are nominees for election as Class III Directors. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of January 31, 2004 appears above under the heading "Stock Ownership of Certain Beneficial Owners and Management."

Nominees for Terms Expiring in 2007 (Class III Directors)

        Digby W. Barrios, age 66, has been a director since 1992 and currently serves on our Compensation Committee.

        Since July 1992, Mr. Barrios has been a management consultant. From 1988 until June 1992, Mr. Barrios served as President and Chief Executive Officer of Boehringer Ingelheim Corporation, a fine chemical and pharmaceutical company.

        Alan A. Steigrod, age 66, has been a director since 1995 and currently serves on both our Audit Committee and Nominating and Corporate Governance Committee.

        Since January 1996, Mr. Steigrod has been Managing Director of Newport HealthCare Ventures, which invests in and provides consulting services for the biopharmaceutical industry. From March 1993 until November 1995, Mr. Steigrod served as President and Chief Executive Officer of Cortex Pharmaceuticals, Inc., a neuroscience research and development company. From February 1991 until February 1993, Mr. Steigrod was President of Alan Steigrod Consulting, which provided consulting services in the biopharmaceutical industry. From March 1981 until February 1991, Mr. Steigrod served as Executive Vice President of Marketing/Sales of Glaxo Inc., a pharmaceutical corporation. Mr. Steigrod also serves as a director of NeoRx Corporation and Lorus Therapeutics, Inc.

Directors Whose Terms Expire in 2005 (Class II Directors)

        Timothy J. Barberich, age 56, has been a director since 1984.

        Since 1984, Mr. Barberich has served as Chairman of the Board of Directors and Chief Executive Officer of the Company. From 1984 until October 1999, Mr. Barberich served as President of the Company. Mr. Barberich also serves as a director of BioSphere Medical, Inc. and as a director of Point Therapeutics, Inc. (formerly HMSR Inc. and HemaSure Inc.). He was also a director of Versicor Inc. until February 21, 2003.

        Keith Mansford, Ph.D., age 72, has been a director since 1993.

        Since 1992, Dr. Mansford has served as the President of Mansford Associates, a pharmaceutical consulting firm. Dr. Mansford served as Chairman, Research & Development, of SmithKline Beecham PLC from July 1989 until January 1992. He also serves as a director of SkyePharma PLC.

Directors Whose Terms Expire in 2006 (Class I Directors)

        James G. Andress, age 65, has been a director since 1991 and currently serves on our Compensation Committee.

        From November 1996 until November 2000, Mr. Andress served as Chief Executive Officer of Warner Chilcott, PLC, a publicly held pharmaceutical company. From November 1995 until October 1996, Mr. Andress was a management consultant. Mr. Andress served as President and Chief Executive Officer of Information Resources, Inc., a market research and computer software company, from November 1989 until July 1995. He also serves as a director of Allstate Inc., Xoma Inc. and Dade Behring Inc.

        Robert J. Cresci, age 60, has been a director since 1990 and currently serves on both our Audit Committee and Nominating and Governance Committee.

        Since September 1990, Mr. Cresci has served as Managing Director of Pecks Management Partners Ltd., an investment management firm. Mr. Cresci also serves as a director of Luminex Corporation, SeraCare Life Sciences, Inc., j2 Global Communications, Inc., Continucare Corporation and WCH, Inc.

        James F. Mrazek, age 63, has been a director since 1986 and currently serves on both our Compensation Committee and Audit Committee.

        Since March 1996, Mr. Mrazek has served as Managing Partner of the Four Corners Venture Fund, a venture capital and management consulting firm. From January 1990 until March 1996, Mr. Mrazek was President of Carnegie Venture Resources, a venture capital and management consulting firm. He also serves as a director of Photon Technology International, Inc.

CORPORATE GOVERNANCE

General

        During the past year, we have reviewed our corporate governance policies and practices and compared them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also reviewed the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission and the new listing standards of the NASDAQ Stock Market.

        Based on this review, in December 2003, we appointed Robert J. Cresci as our Lead Director, and in February 2004, we adopted Corporate Governance Guidelines, a Code of Conduct and Ethics and a charter for our Nominating and Corporate Governance Committee. In February 2004, we also amended and restated the charters for our Audit Committee and Compensation Committee. You can access our committee charters and our Code of Conduct and Ethics in the Corporate Governance section of our website, www.sepracor.com.

Director Candidates

        Our stockholders may recommend director candidates for inclusion by the Board of Directors in the slate of nominees that the Board recommends to stockholders for election. The qualifications of recommended candidates will be reviewed by the Nominating and Corporate Governance Committee. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, we will include his or her name in the proxy card for the stockholder meeting at which his or her election is recommended.

        Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the name and background of the potential candidate to the "Sepracor Nominating and Corporate Governance Committee" c/o Sepracor Inc., Douglas E. Reedich, Esq., Senior Vice President, Legal Affairs, 84 Waterford Drive, Marlborough, MA 01752. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The process followed by the committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or by other persons.

        In considering whether to recommend any candidate for inclusion in the Board's slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the criteria which are set forth in our Corporate Governance Guidelines. These criteria include the candidate's integrity, business acumen, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

        Our stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth under "Stockholder Proposals for the 2005 Annual Meeting."

Communicating with the Independent Directors

        Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from our general counsel, the Lead Director, if one is appointed, or otherwise the chairman of the Nominating and Corporate Governance Committee, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he or she considers appropriate.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Lead Director or chairman of the Nominating and Corporate Governance Committee, as appropriate, considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to Board of Directors, c/o Douglas E. Reedich, Esq., Senior Vice President, Legal Affairs, Sepracor Inc., 84 Waterford Drive, Marlborough, Massachusetts 01752.

Code of Conduct and Ethics

        We have adopted a written Code of Conduct and Ethics that applies to our employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, a copy of which is posted on our website, www.sepracor.com. We intend to disclose any amendments to, or waivers from, our Code of Conduct and Ethics on our website.

Board and Committee Meetings

        During 2003, the Board of Directors held five meetings and each of our directors attended at least 75% of such meetings and the meetings of the committees for which he or she served during 2003. Our Corporate Governance Guidelines, which we adopted in February 2004, provide that directors are expected to attend the annual meeting of stockholders.

        The Board of Directors has established three standing committees—Audit, Compensation and Nominating and Corporate Governance. Current copies of each committee's charter are posted on the Corporate Governance section of our website, www.sepracor.com. In addition, a copy of the Audit Committee charter, as in effect on the date of this proxy statement, is attached hereto as Appendix A.

        The Board of Directors has determined that Messrs. Andress, Barrios, Cresci, Mrazek and Steigrod, all members of at least one of the Board's three standing committees, are independent as defined under the new rules of the NASDAQ Stock Market that become applicable to us on the date of the Annual Meeting, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, all of the members of the Audit Committee are independent as defined by the rules of the NASDAQ Stock Market that apply to us until the date of the annual meeting. Our independent directors comprise more than a majority of the Board of Directors.

        Audit Committee.    The Audit Committee provides the opportunity for direct contact between our independent auditors and the Board, and has the following principal duties:

  •
  recommending the selection of our independent auditors;

  •
  reviewing the effectiveness of our accounting policies and practices, financial reporting and internal controls;

  •
  reviewing any transactions that involve a potential conflict of interest;

  •
  reviewing the scope of independent audit coverages and the fees charged by our independent auditors;

  •
  pre-approving all non-audit services to be performed by our independent auditors; and

  •
  reviewing the independence of such auditors from our management.

        The Audit Committee also reviews other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention.

        The members of the Audit Committee are Messrs. Cresci, Mrazek, and Steigrod. The Board of Directors has determined that Robert Cresci is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K and is "independent" as such term is defined by applicable NASDAQ rules. The Audit Committee held five meetings in 2003. See "Report of the Audit Committee" below.

        The Audit Committee is authorized to retain advisors and consultants and to compensate them for their services. The committee has not retained any such advisors or consultants since its inception.

        The charter of our Audit Committee is attached to this proxy statement as Appendix A and can be accessed on the Corporate Governance section of our web site, www.sepracor.com.

        Compensation Committee.    Our Compensation Committee, among other things, provides recommendations to the Board regarding our compensation programs, and has the following principal duties:

  •
  establishing and modifying the compensation of all our corporate officers;

  •
  adopting and amending all equity incentive and other employee benefit plans;

  •
  granting stock options pursuant to our equity incentive plans; and

  •
  the engagement of, terms of any employment agreements and arrangements with, and termination of, all of our corporate officers.

        The members of the Compensation Committee are Messrs. Andress, Barrios and Mrazek. The Compensation Committee held three meetings during 2003. See "Report of the Compensation Committee" below.

        The Compensation Committee is authorized to retain advisors and consultants and to compensate them for their services. The Committee has not retained any such advisors or consultants since inception.

        The charter of our Compensation Committee can be accessed on the Corporate Governance section of our web site, www.sepracor.com.

        Nominating and Corporate Governance Committee.    In February 2004, our Board of Directors established a Nominating and Corporate Governance Committee. Its responsibilities include:

  •
  identifying individuals qualified to become Board members;

  •
  recommending to the Board the persons to be nominated for election as directors and to each of the Board's committees;

  •
  reviewing and making recommendations to the Board with respect to management succession planning;

  •
  developing and recommending to the Board corporate governance principles; and

  •
  overseeing annual evaluations of the Board.

        The charter of the Nominating and Corporate Governance Committee can be accessed on the Corporate Governance section of our web site, www.sepracor.com.

        The members of the Nominating and Corporate Governance Committee are Messrs. Cresci, Barrios and Steigrod. The Board of Directors has determined that each of these members is independent, as that term is defined by applicable NASDAQ rules.

        The Nominating and Corporate Governance Committee is authorized to retain advisors and consultants and to compensate them for their services. The committee has not retained any such advisors or consultants since its inception.

Report of the Audit Committee

        Our Audit Committee is composed of three members and acts under a written charter adopted and approved in February 2004 and a copy of which is attached hereto as Appendix A. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the NASDAQ Stock Market. The Audit Committee held five meetings during the fiscal year ended December 31, 2003.

        The Audit Committee reviewed our audited financial statements for the fiscal year ended December 31, 2003, and discussed these financial statements with our management. Management is responsible for our internal controls and the financial reporting process. Our independent auditors are responsible for performing an independent audit of our financial statements in accordance with generally accepted accounting principles and issuing a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with our management, internal accounting, financial and auditing personnel and the independent auditors, the following:

  •
  the plan for, and the independent auditors' report on, each audit of our financial statements;

  •
  our financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

  •
  management's selection, application and disclosure of critical accounting policies;

  •
  changes in our accounting practices, principles, controls or methodologies;

  •
  significant developments or changes in accounting rules applicable to us; and

  •
  the adequacy of our internal controls and accounting, financial and auditing personnel.

        In addition, the Audit Committee meets periodically with our independent auditors, outside the presence of our management, to discuss our accounting practices, principles, controls and methodologies, and the adequacy of our internal controls and accounting, financial and auditing personnel.

        Management represented to the Audit Committee that our financial statements had been prepared in accordance with generally accepted accounting principles.

        The Audit Committee also reviewed and discussed the audited financial statements and the matters required by the applicable Statements on Auditing Standards (Communication with Audit Committees) with PricewaterhouseCoopers LLP, our independent auditors. Statements on Auditing Standards requires our independent auditors to discuss with our Audit Committee, among other things, the following:

  •
  methods to account for significant unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        Our independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors' professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from us. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services to us, which are referred to below under "Independent Auditors Fees and Other Matters," is compatible with maintaining such auditors' independence.

        Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Audit Committee
Robert J. Cresci James F. Mrazek Alan A. Steigrod

Independent Auditors Fees and Other Matters

Audit Fees

        During the fiscal years ended December 31, 2003 and 2002, PricewaterhouseCoopers billed us an aggregate of $319,182 and $212,193, respectively, in fees for professional services rendered in connection with the audit of our financial statements for the fiscal years ended December 31, 2003 and 2002 and the reviews of the financial statements included in each of our quarterly reports on Form 10-Q during the fiscal years ended December 31, 2003 and 2002. Included in the fees billed during the fiscal year ended December 31, 2003 is $75,000 for services in connection with our offering of $750 million principal amount of 0% convertible senior subordinated notes.

Audit-Related Fees

        During the fiscal years ended December 31, 2003 and 2002, PricewaterhouseCoopers billed us $17,739 and $28,594, respectively, for audit-related services. For the year ended December 31, 2003, these audit-related services consisted of services for the audit of our Savings and Investment Plan for Employees and for the year ended December 31, 2002, these include the audit of our Savings and Investment Plan for Employees and other accounting consultations.

Tax Fees

        During the fiscal years ended December 31, 2003 and 2002, PricewaterhouseCoopers billed us $175,012 and $205,650, respectively, for tax-related services. For both years, these tax-related services consisted of tax compliance, tax advice and tax planning services. Included in the fees billed during the fiscal year ended December 31, 2002 is $90,000 for services related to a Massachusetts sales and tax audit defense.

All Other Fees

        During the fiscal years ended December 31, 2003 and 2002, PricewaterhouseCoopers billed us an aggregate of $0 and $0, respectively, in fees for other services rendered to us and our affiliates.

Pre-Approval Policies for Non-Audit Services

        In February 2002, we established a policy pursuant to which we must receive Audit Committee approval before engaging our auditors to perform any non-audit service, provided that de minimus non-audit services may instead be approved by applicable rules of the SEC.

        The Audit Committee pre-approved 100% of the non-audit services performed by PricewaterhouseCoopers for us during 2003. No services were approved pursuant to the de minimis exception.

Compensation for Directors

        Non-employee directors receive:

  •
  $18,000 per year for their services as directors;

  •
  $1,500 for each meeting of the Board of Directors they attend;

  •
  expense reimbursement for attending Board and committee meetings; and

  •
  the opportunity to participate in our 1999 Director Stock Option Plan, or 1999 director plan, which provides for annual, automatic grants of non-statutory stock options to our non-employee directors.

        Our non-employee directors, Messrs. Andress, Barrios, Cresci, Mrazek and Steigrod and Dr. Mansford, each received in 2003, under the 1999 director plan, a stock option to purchase 20,000 shares of our common stock at a price per share of $21.04. These options were granted at the closing price of our common stock on the NASDAQ National Market on the date of grant and vest in two equal annual installments commencing one year from the date of grant.

        We pay our non-employee directors who are members of our Audit Committee an additional $5,000 per year.

        We do not compensate directors who are also our officers or employees for their services as directors.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Information

        The following table sets forth certain information with respect to the annual and long-term compensation for each of the last three years of our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers as of December 31, 2003 and whose total annual salary and bonus exceeded $100,000 in fiscal year 2003. We refer to these officers as the named executive officers.

        Amounts shown in the table under the heading "Other Annual Compensation" represent reimbursement received for relocation expenses. We have omitted from such column other compensation in the form of perquisites and other personal benefits in those instances where such perquisites and other personal benefits constituted less than the lesser of (1) $50,000 or (2) 10% of the total salary and bonus for each named executive officer for such year.

        We did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts to any employees, including our named executive officers, during 2003, 2002 and 2001.

        Dr. Corrigan joined Sepracor in April 2003 and, therefore, he did not receive any compensation during 2002 and 2001.

Summary Compensation Table

Long-Term Compensation Awards
	Annual Compensation				Number of Shares Underlying Stock Options
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)		All Other Compensation($)(1)
Timothy J. Barberich Chief Executive Officer	2003 2002 2001	455,965 436,402 417,679	228,247 131,051 127,500	0 0 0	0 425,000 82,500	8,274 4,976 4,794
William J. O'Shea President and Chief Operating Officer	2003 2002 2001	403,433 386,124 369,558	212,048 180,000 210,000	0 0 112,560	0 425,000 82,500	5,890 4,552 4,400
Mark H. N. Corrigan, M.D. Executive Vice President Research and Development	2003 2002 2001	255,289 — —	126,563 — —	113,338 — —	425,000 — —	2,840 — —
David P. Southwell Executive Vice President, Chief Financial Officer and Secretary	2003 2002 2001	293,305 280,441 256,550	117,458 97,788 97,600	0 0 0	0 300,000 77,500	2,492 2,445 2,356
Robert F. Scumaci Executive Vice President, Finance and Administration and Treasurer	2003 2002 2001	262,050 250,807 238,032	104,942 87,367 91,300	0 0 0	0 275,000 90,000	2,380 2,391 2,299

(1)
Amounts set forth in the table under the heading "All Other Compensation" include $1,200 related to a medical opt-out provision for Mr. O'Shea and (1) $1,500 that we contributed on behalf of each named executive officer under our 401(k) plan in 2003, 2002 and 2001, and (2) the taxable portion of insurance premiums that we paid during 2003, 2002 and 2001 on behalf of the named individuals as follows, assuming, in each case, that the officer was employed by us during such year:

Name	2003	2002	2001
Timothy J. Barberich	$6,774	$3,467	$3,294
William J. O'Shea	3,190	3,052	2,900
Mark H.N. Corrigan, M.D.	1,340	—	—
David P. Southwell	992	945	856
Robert F. Scumaci	880	891	799

Stock Option Grant Information

        The following table sets forth certain information regarding stock options that we granted during the year ended December 31, 2003 to the named executive officers.

        The stock options that we grant generally vest in five equal annual installments commencing one year from the date of grant. However, the 425,000 share grant that we made to Dr. Corrigan vests (1) as to 350,000 shares, in five equal annual installments commencing one year from the date of grant, (2) as to 50,000 shares, upon the earlier to occur of (A) final approval from the U.S. Food and Drug Administration ("FDA") to market ESTORRA™ and (B) 7 years after the date of grant, and (3) as to 25,000 shares, immediately upon his first day of his employment with us. The exercise price for each option listed in the table below is equal to the closing price of the common stock as reported by the NASDAQ National Market on the date of grant.

        Amounts set forth in the table under the heading "Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term" represent hypothetical gains that could be achieved for stock options if they were exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date stock options are granted. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock on the date on which the stock options are exercised.

Option Grants in Last Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Percent of Total Options Granted to Employees in Fiscal Year(%)
Name	Number of Shares Underlying Option Granted(#)		Exercise or Base Price ($/sh)	Expiration Date
					5%($)	10%($)
Timothy J. Barberich	—	—	—	—	—	—
William J. O'Shea	—	—	—	—	—	—
Mark H. N. Corrigan, M.D.	425,000	6.7	16.78	4/17/13	4,484,962	11,385,774
David P. Southwell	—	—	—	—	—	—
Robert F. Scumaci	—	—	—	—	—	—

Option Exercises and Year-End Option Values Table

        The following table sets forth certain information regarding the aggregate number of shares of common stock acquired upon stock option exercises by the named executive officers and the value realized upon such exercises during the year ended December 31, 2003, as well as the number and value of unexercised stock options held by the named executive officers as of December 31, 2003.

        The values set forth under the heading "Value of Unexercised In-The-Money Options at Year-End" are based on the closing sales price of our common stock as reported by the NASDAQ National Market on December 31, 2003 ($23.93), the last trading day of 2003, less the applicable option exercise price.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Year-End(#)		Value of Unexercised In-The-Money Options at Year End($)
	Shares Acquired on Exercise(#)
Name		Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Timothy J. Barberich	0	0	1,858,980	427,500	19,380,041	4,864,750
William J. O'Shea	0	0	915,000	522,500	2,653,500	4,864,750
Mark H.N. Corrigan, M.D.	0	0	25,000	400,000	178,750	2,860,000
David P. Southwell.	0	0	729,666	300,834	5,451,070	3,538,000
Robert F. Scumaci	0	0	461,834	302,500	3,130,645	3,316,875

Equity Compensation Plan Information

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2003 and March 31, 2004.

Equity Compensation Table

Plan Category	Number of securities to be issued upon exercise of outstanding options 12/31/03 / 3/31/04	Weighted average exercise price of outstanding options 12/31/03 / 3/31/04	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1) 12/31/03 / 3/31/04
	(a)	(b)	(c)
Equity compensation plans approved by security holders	9,379,419(2)/9,972,513(2)	$22.92/$24.44	2,468,990(3)/1,704,899(3)
Equity compensation plans not approved by security holders(4)	4,339,930/4,089,596	$15.50/$15.62	42,444/60,156

Total:	13,719,349(2)/14,062,109(2)	$20.57/$21.86	2,511,434(3)/1,765,055(3)

(1)
In addition to being available for future issuance upon exercise of options that we may grant after December 31, 2003 / March 31, 2004, we may instead grant:

•
1,419,016 shares / 654,925 shares under the 2000 stock incentive plan in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity based awards; and

•
38,000 shares / 53,512 shares under our 2002 stock incentive plan in the form of restricted stock awards.

(2)
Includes an estimated 74,783 shares issuable under our 1998 employee stock purchase plan that are issuable in connection with the current offering period, which ends on May 31, 2004. This number assumes that the purchase price for shares purchasable during this offering period will be 85% of the closing price of the common stock on the first day of the offering period. If, on the last day of the offering period, the price of the common stock is less than $24.98, which was the closing price of the common stock on the first day of the offering period, the purchase price will be 85% of the closing price on the last day of the offering period and, therefore, the number of shares issuable could be greater;

(3)
With respect to the 2000 stock incentive plan, this table includes the 1,419,016 shares / 654,925 shares reserved for issuance prior to the annual meeting but excludes the additional 2,500,000 shares reserved for issuance if Proposal 2 is approved at the annual meeting. For a discussion of this proposal and of the 2000 stock incentive plan, see "proposal 2—Amendment to the 2000 Stock Incentive Plan."

(4)
Includes our

•
1997 stock option plan; and

•
2002 stock incentive plan.

1997 Stock Option Plan

        In October 1997, our Board of Directors adopted the 1997 stock option plan, or 1997 plan, pursuant to which we can grant non-statutory stock options for up to 1,000,000 shares of our common stock to our employees and our subsidiaries, employees, other than executive officers.

        Our Board of Directors is required to make appropriate adjustments in connection with the 1997 plan, and any outstanding options under the 1997 plan to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 1997 plan contains provisions addressing the consequences of any acquisition event, which is defined in the 1997 plan as:

  •
  any merger or consolidation that results in the voting power of our outstanding voting securities immediately prior to the event representing immediately after the event (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the surviving entity that are outstanding immediately after the merger or consolidation;

  •
  any sale of all or substantially all of our assets; or

  •
  the complete liquidation of Sepracor.

        Upon the occurrence of an acquisition event, the Board shall provide:

  •
  that all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding entity;

  •
  that any outstanding options shall accelerate and become fully exercisable prior to consummation of the acquisition event; or

  •
  for a cash out of the value of any outstanding options.

2002 Stock Incentive Plan

        In February 2002, our Board of Directors adopted the 2002 stock incentive plan, or 2002 plan, pursuant to which we can grant non-statutory stock options for up to 2,500,000 shares of our common stock to employees of the Company and our subsidiaries, other than executive officers. In June 2002, the Board of Directors amended the 2002 plan to increase the number of shares reserved for issuance under the plan to 4,000,000.

        Our Board of Directors is required to make appropriate adjustments in connection with the 2002 plan, and any outstanding options under the 2002 plan, to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2002 plan contains provisions addressing the consequences of any acquisition event, which is defined in the 2002 plan as:

  •
  any merger or consolidation of the Company with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property; or

  •
  any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction.

Upon the occurrence of an acquisition event, all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, outstanding options, then the Board of Directors must either accelerate the options to make them fully exercisable prior to consummation of the acquisition event or provide for a cash out of the value of any outstanding options. In addition, upon the occurrence of an acquisition event that also constitutes a change in control event, as defined in the 2002 plan, all options then outstanding will accelerate and become immediately and fully exercisable.

Employment Agreements

        Under a letter agreement, dated June 10, 1994, between us and Mr. Southwell, we have agreed to pay Mr. Southwell one year's salary plus bonus and benefits in the event of termination of Mr. Southwell's employment. Notwithstanding the foregoing, no amounts will be paid under this letter agreement if Mr. Southwell receives compensation under the executive retention agreement described below.

        Under a letter agreement, dated February 23, 1995, between us and Mr. Scumaci, we have agreed to pay Mr. Scumaci one year's salary plus pro rata bonus and benefits in the event of termination of Mr. Scumaci's employment after his fifth year of employment. Notwithstanding the foregoing, no amounts will be paid under this letter agreement if Mr. Scumaci receives compensation under the executive retention agreement described below.

        Under a letter agreement, dated September 10, 1999, between us and Mr. O'Shea, we have agreed to pay Mr. O'Shea one year's salary and benefits in the event of termination of Mr. O'Shea's employment. Notwithstanding the foregoing, no amounts will be paid under this letter agreement if Mr. O'Shea receives compensation under the executive retention agreement described below.

        Under a letter agreement, dated March 11, 2003, between us and Dr. Corrigan, we have agreed to pay Dr. Corrigan one year's salary in the event that we terminate Dr. Corrigan's employment without cause. Notwithstanding the foregoing, no amounts will be paid under this letter agreement if Dr. Corrigan receives compensation under the executive retention agreement described below.

        In February 1999, the Board of Directors approved a plan concerning the payment of gross-up payments to our officers and employees. In the event of a change in ownership or control of Sepracor, if any of the payments or benefits received by any of our officers or employees constitute "parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and are therefore subject to the excise tax imposed by Section 4999 of the Code, we shall pay to such officer or employee an additional gross-up payment so that the officer or employee will be placed in the same after-tax financial position he would have been in if the officer or employee had not incurred any tax liability under Section 4999 of the Code.

        In February 2001, the Compensation Committee approved executive retention agreements for each of Mr. Barberich, Mr. O'Shea, Dr. Corrigan, Mr. Reedich, Mr. Scumaci and Mr. Southwell. The executive retention agreement between us and Mr. Barberich provides that if there is a change in control of Sepracor, as defined in the agreement, then:

  (a)
  Mr. Barberich will receive an amount equal to two times his highest annual salary and bonus during the five full fiscal years prior to the change in control;

  (b)
  Mr. Barberich will continue to receive, for a period of 24 months, benefits comparable to those he was receiving immediately prior to the change in control, with limited exceptions, even if his employment terminates during the 24-month period; and

  (c)
  all stock options held by him will vest and become fully exercisable.

        The executive retention agreements between us and the other executive officers mentioned above provide that if there is a change in control of Sepracor, as defined in the agreement, and the executive officer is terminated without cause, or the executive officer resigns for good reason, within 24 months following the change in control, each as defined in the agreement, then:

  (a)
  the executive officer will receive an amount equal to two times his highest annual salary and bonus during the five full fiscal years prior to the change in control;

  (b)
  the executive officer will continue to receive, for a period of 24 months after termination of employment, benefits comparable to those he was receiving prior to termination; and

  (c)
  all stock options held by him will vest and become fully exercisable.

The executive officer will not be entitled to these benefits if we terminate his employment for cause, or if the executive officer terminates his employment other than for good reason or if termination of employment results from the executive officer's death.

Report of the Compensation Committee

        Our executive compensation program is administered by our Compensation Committee, which is composed of three non-employee directors.

        Our executive compensation program is designed to retain and reward executives who are capable of leading Sepracor in achieving its business objectives in the competitive and rapidly changing industries in which we compete. The Compensation Committee establishes the compensation policies for Mr. Barberich, our Chairman of the Board and Chief Executive Officer, Mr. O'Shea, our President and Chief Operating Officer, our Executive Vice Presidents and our Senior Vice President, Legal

Affairs and Chief Patent Counsel. The Compensation Committee also grants stock options to executive officers pursuant to our equity incentive plans. All decisions by the Compensation Committee relating to the compensation of our executive officers are reviewed by the full Board.

        This report is submitted by the Compensation Committee and addresses our compensation policies for 2003 as they affected Mr. Barberich and our other executive officers.

Compensation Philosophy

        The objectives of our executive compensation program are to align compensation with business objectives and individual performance and to enable us to attract, retain and reward executive officers who are expected to contribute to our long-term success. Our executive compensation philosophy is based on the following principles:

Competitive and Fair Compensation.

        We are committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, we regularly compare our compensation practices with those of other companies in the industry and set our compensation guidelines based on this review. We also seek to achieve a balance of the compensation paid to a particular individual and the compensation paid to our other executives.

Sustained Performance.

        Executive officers are rewarded based upon corporate performance, business group performance and individual performance. Corporate performance and business group performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic licensing and development alliances with third parties, timely development and introduction of new processes and products and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and our company values are fostered.

        In evaluating each executive officer's performance, we generally conform to the following process:

  •
  Company and individual goals and objectives are set for each performance cycle.

  •
  At the end of the performance cycle, we evaluate the accomplishments of the executive's goals and objectives and his contributions to Sepracor.

  •
  We then compare the executive's performance with the performance of his other peers within Sepracor and we communicate the results to the executive.

  •
  We then use the comparative results, combined with comparative compensation practices of other companies in the industry, to determine the executive officer's salary and stock compensation levels.

        Annual compensation for our executives generally consists of three elements:

  •
  salary;

  •
  bonus; and

  •
  stock options.

        In late 2002, the Committee established an executive bonus plan for 2003 pursuant to which executives were entitled to receive bonuses based on achievement of individual performance goals. We paid bonuses totaling $789,258 to the executive officers for 2003.

        We generally set the salary for executives by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries are based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his business group or area of responsibility, and may include:

  •
  achievement of the operating budget for Sepracor as a whole or one of our business groups;

  •
  continued innovation in development and commercialization of our technology and products;

  •
  timely development and introduction of new products or processes;

  •
  development and implementation of successful marketing and commercialization strategies;

  •
  implementation of financing strategies; and

  •
  establishment of strategic licensing and development alliances with third parties.

        Subjective performance criteria include an executive's ability to:

  •
  lead and motivate others;

  •
  develop or obtain the skills necessary to grow as we mature as a company;

  •
  recognize and pursue new business opportunities; and

  •
  initiate programs to enhance our growth and success.

        Compensation for executive officers also includes the long-term incentives afforded by stock options. The stock option program is designed to promote the identity of long-term interests between our employees and our stockholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position and his contributions, including his success in achieving the individual performance criteria described above. The option program generally uses a five-year vesting period to encourage key employees to continue in the employ of Sepracor. From time to time, the Compensation Committee chooses to align more closely the vesting of stock options with the achievement by an executive officer of corporate, business group or individual performance goals. In 2003, pursuant to an award set by this committee, we granted stock options to purchase 425,000 shares of our common stock to Dr. Corrigan at an exercise price of $16.78, which was the fair market value of our common stock on the grant date. We did not make any other stock option grants to our executive officers during 2003.

        Executive officers are also eligible to participate in our 1998 employees stock purchase plan. The 1998 employee stock purchase plan is available to virtually all of our employees and generally permits participants to purchase stock at a discount of approximately 15% from the fair market value of the stock at the lower of the stock's price at the beginning date or end date of the applicable purchase period.

Compliance with Section 162(m) of the Code

        Section 162(m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Company's equity incentive plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in our best interests of our stockholders, after taking into consideration changing business conditions and the performance of our employees.

Compensation of the Chief Executive Officer for 2003

        Mr. Barberich is eligible to participate in the same executive compensation plans available to the other executive officers. The Compensation Committee believes that Mr. Barberich's annual compensation, including the portion of his compensation based upon our stock option program, has been set at a level competitive with other companies in the industry.

        Mr. Barberich's salary for 2003 increased from $436,402 to $455,965. Mr. Barberich received a bonus of $228,247 in 2004 for 2003 performance compared to a bonus of $131,051 in 2003 for 2002 performance. In reviewing and approving Mr. Barberich's annual compensation, the Compensation Committee evaluated our performance in 2003 versus the goals and objectives established for the year. They reviewed the progress in our drug discovery and research and development programs, the filing of our new drug application for ESTORRA brand eszopiclone to the FDA, our market share and sales growth of XOPENEX, our license and royalty income, our financial and cash flow positions, as well as stockholder value.

Compensation Committee
James G. Andress Digby W. Barrios James F. Mrazek

Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee are Messrs. Andress, Barrios and Mrazek. No member of the Compensation Committee was at any time during 2003, or formerly, an officer or employee of ours or any subsidiary of ours, nor has any member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

        No executive officer of Sepracor has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of our Compensation Committee.

Comparative Stock Performance

        The comparative stock performance graph below compares the cumulative stockholder return on Common Stock for the period from December 31, 1997 through the year ended December 31, 2003 with the cumulative total return on (i) the Total Return Index for the NASDAQ Stock Market (U.S. Companies) (the "NASDAQ Composite Index"), and (ii) the NASDAQ Pharmaceutical Index (assuming the investment of $100 in the Company's Common Stock, the NASDAQ Composite Index and the NASDAQ Pharmaceutical Index on December 31, 1997 and reinvestment of all dividends). Measurement points are the last trading days of each of the years ended December 31, 1997, 1998, 1999, 2000, 2001, 2002 and 2003.

STOCK PERFORMANCE GRAPH

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Sepracor Inc.	$100.00	$219.97	$247.58	$400.00	$284.85	$48.27	$119.46
NASDAQ Composite Index	100.00	139.63	259.13	157.32	124.20	85.05	127.57
NASDAQ Pharmaceutical Index	100.00	146.08	131.37	167.64	142.86	111.86	125.75

PROPOSAL 2—AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN

        The Board of Directors believes that the continued growth and profitability of Sepracor depends, in large part, on its ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. We are currently authorized to issue up to 5,500,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) pursuant to awards granted under the 2000 stock incentive plan, or 2000 plan. As of March 31, 2004, there were 654,925 shares remaining available for future awards under the 2000 plan. Accordingly, on April 9, 2004, the Board of Directors adopted, subject to stockholder approval, an amendment to the 2000 plan that increased from 5,500,000 to 8,000,000 the number of shares of our common stock available for issuance under the 2000 plan (subject to adjustment in the event of stock splits and other similar events).

        In addition to increasing by 2,500,000 the number of shares available under the 2000 plan, the proposed amendment prohibits the repricing of options without stockholder approval.

Summary of the 2000 Plan

        The following is a summary of the material provisions of the 2000 plan.

  Description of Awards

        The 2000 plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into our common stock and the grant of stock appreciation rights, which we refer to collectively as Awards.

        Incentive Stock Options and Nonstatutory Stock Options.    Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. All options that we grant under the 2000 plan will be granted at an exercise price equal to or greater than the fair market value of our common stock on the date of grant. Under current law, however, we may not grant incentive stock options to optionees holding more than 10% of the total combined voting power of Sepracor or our subsidiaries at an exercise price less than 110% of the fair market. Options may not be granted for a term in excess of ten years (five years in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of Sepracor or our subsidiaries). The 2000 plan permits our Board to determine the manner of payment of the exercise price of options, including payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to us of shares of our common stock, by delivery to us of a promissory note, or by any other lawful means.

        In the event of a "change of control" of Sepracor, all outstanding options immediately vest. As defined in the 2000 plan, a "change of control" means:

  •
  any merger or consolidation which results in the voting securities of Sepracor outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 30% of the combined voting power of the voting securities of Sepracor or such surviving or acquiring entity outstanding immediately after such merger or consolidation;

  •
  any sale of all, or substantially all, of our assets; or

  •
  the complete liquidation of Sepracor.

        Restricted Stock Awards.    Restricted Stock Awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

        Other Stock-Based Awards.    Under the 2000 plan, the Board has the right to grant other Awards based upon our common stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into our common stock and the grant of stock appreciation rights.

  Eligibility to Receive Awards

        Our officers, employees, directors, consultants and advisors and the officers, employees, directors and advisors of our subsidiaries and other business ventures in which we have a significant interest are eligible to be granted Awards under the 2000 plan. Under current law, however, incentive stock options may only be granted to employees of Sepracor and our subsidiaries. The maximum number of shares with respect to which Awards may be granted to any participant under the 2000 plan may not exceed 500,000 shares per calendar year. We expect that stock options that we grant under the 2000 plan will generally become exercisable over a five-year period and expire ten years after the date of grant (subject to earlier termination in the event of the termination of the optionee's employment or other relationship with Sepracor).

        As of March 31, 2004, approximately 980 persons were eligible to receive Awards under the 2000 plan, including our six executive officers and six non-employee directors. The granting of Awards under the 2000 plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

        On April 5, 2004, the last reported sale price of our common stock on the NASDAQ National Market was $50.78 per share.

  Administration

        The 2000 plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 plan and to interpret the provisions of the 2000 plan. Pursuant to the terms of the 2000 plan, the Board of Directors may delegate authority under the 2000 plan to one or more committees of the Board. The Board has authorized the Compensation Committee to administer certain aspects of the 2000 plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 2000 plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines:

  •
  the number of shares of Common Stock covered by options and the dates upon which such options become exercisable,

  •
  the exercise price of options,

  •
  the duration of options,

  •
  the number of shares of Common Stock subject to any restricted stock or other stock-based Awards, and

  •
  the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

        The Board of Directors is required to make appropriate adjustments in connection with the 2000 plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of our common stock covered by such Award will again be available for grant under the 2000 plan, subject, however, in the case of stock options to any limitations under the Code.

  Amendment or Termination

        No Award may be made under the 2000 plan after February 24, 2010, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2000 plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by our stockholders as required by Section 162(m).

Federal Income Tax Consequences

        The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2000 plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

        Incentive Stock Options.    A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent, if any, or a 50% or more owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

        A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

        Nonstatutory Stock Options.    A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

        Restricted Stock.    A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

        Tax Consequences to Sepracor.    There will be no tax consequences to Sepracor except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

        The Board of Directors believes that the approval of the amendment to the 2000 plan is in our best interests and the best interests of our stockholders and therefore recommends a vote FOR this proposal.

PROPOSAL 3—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        Our Audit Committee has selected the firm of PricewaterhouseCoopers LLP as our independent auditors for the current fiscal year. PricewaterhouseCoopers LLP has served as our independent auditors since 1985. Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at our 2004 annual meeting, our Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Board Recommendation

        The Board of Directors believes that the selection of PricewaterhouseCoopers LLP as our independent auditors is in our best interests and the best interests of our stockholders and therefore recommends a vote FOR this proposal.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Based solely on our review of copies of Section 16(a) reports furnished to us and representations made to us, we believe that during 2003 our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements.

Delivery of Security Holder Documents

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or telephone number: 84 Waterford Drive, Marlborough, Massachusetts, 01752, Attention: Investor Relations; 508-481-6700. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Stockholder Proposals for the 2005 Annual Meeting

        Proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders must be received by us at our principal office in Marlborough, Massachusetts not later than December 20, 2004 for inclusion in the proxy statement for that meeting.

        In addition, our By-laws require that we be given advance notice of stockholder nominations for election to our Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8). The required notice must be received by our Corporate Secretary, David Southwell, at our principal offices not less than 60 days nor more than 90 days prior to the first anniversary date of the preceding year's annual meeting of stockholders. The advance notice provisions of our By-laws supersede the notice requirements contained in recent amendments to Rule 14a-4 under the Securities Exchange Act of 1934.

By Order of the Board of Directors,
DAVID P. SOUTHWELL Secretary
April 19, 2004

        OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

Appendix A

SEPRACOR INC.
AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

1.     Purpose

        The purpose of the Audit Committee is to assist the Board of Directors' oversight of the Company's accounting and financial reporting processes and the audits of the Company's financial statements.

2.     Structure and Membership

        (a)    Number.    Except as otherwise permitted by applicable NASDAQ rules, the Audit Committee shall consist of at least three members of the Board of Directors.

        (b)    Independence.    Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

        (c)    Financial Literacy.    Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company's annual report filed with the SEC), at least one member of the Audit Committee shall be an "audit committee financial expert" (as defined by applicable SEC rules).

        (d)    Chair.    Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

        (e)    Compensation.    The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

        (f)    Selection and Removal.    Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

3.     Authority and Responsibilities

General

        The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's report.

Oversight of Independent Auditors

        (a)    Selection.    The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

        (b)    Independence.    The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

        (c)    Compensation.    The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

        (d)    Preapproval of Services.    The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

        (e)    Oversight.    The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

    •
    critical accounting policies and practices;

    •
    alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

    •
    other material written communications between the independent auditor and Company management.

Audited Financial Statements

        (f)    Review and Discussion.    The Audit Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

        (g)    Recommendation to Board Regarding Financial Statements.    The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

        (h)    Audit Committee Report.    The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

        (i)    Independent Auditor Review of Interim Financial Statements.    The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

Controls and Procedures

        (j)    Oversight.    The Audit Committee shall coordinate the Board of Directors' oversight of the Company's internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

        (k)    Procedures for Complaints.    The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        (l)    Related-Party Transactions.    The Audit Committee shall review all "related party transactions" (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and all such transactions must be approved by the Audit Committee.

        (m)    Additional Powers.    The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

4.     Procedures and Administration

        (a)    Meetings.    The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company's internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

        (b)    Subcommittees.    The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

        (c)    Reports to Board.    The Audit Committee shall report regularly to the Board of Directors.

        (d)    Charter.    At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

        (e)    Independent Advisors.    The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

        (f)    Investigations.    The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

        (g)    Funding.    The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Adopted by the Board on February 11, 2004

Appendix B

AMENDMENT NO 3. TO
2000 STOCK INCENTIVE PLAN
OF
SEPRACOR INC.

        The 2000 Stock Incentive Plan (the "Plan"), as amended, of Sepracor Inc. be, and hereby is, further amended as follows:

1.
Section 4, paragraph (a) is deleted in its entirety and the following is substituted in its place:

        "(a)    Number of Shares.    Subject to adjustment under Section 8, Awards may be made under the Plan for up to 8,000,000 shares of common stock, $.10 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares."

2.
Section 5 is amended to add a new paragraph (h) to read in its entirety as follows:

        "(h)    Limitation on Repricing.    Unless such action is approved by the Company's stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 5(g) and Section 8 and (2) the Board may not cancel any outstanding Option and grant in substitution therefor new Options under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option."

        Adopted by the Board of Directors on April 9, 2004.

        Adopted by the Stockholders on                              .

SEPRACOR INC.
2000 STOCK INCENTIVE PLAN

1.     Purpose

        The purpose of this 2000 Stock Incentive Plan (the "Plan") of Sepracor Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2.     Eligibility

        All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.     Administration, Delegation

        (a)    Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

        (b)    Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4.     Stock Available for Awards

        (a)    Number of Shares.    Subject to adjustment under Section 8, Awards may be made under the Plan for up to 2,500,000 shares of common stock, $.10 par value per share, of the Company (the

"Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        (b)    Per-Participant Limit.    Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5.     Stock Options

        (a)    General.    The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

        (b)    Incentive Stock Options.    An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

        (c)    Exercise Price.    The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided, however, that the exercise price shall not be less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted.

        (d)    Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided however, that no Option will be granted for a term in excess of ten years.

        (e)    Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

        (f)    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

  •
  in cash or by check, payable to the order of the Company;

  •
  except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

  •
  when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

  •
  to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

  •
  by any combination of the above permitted forms of payment.

        (g)    Substitute Options.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5.

6.     Restricted Stock

        (a)    Grants.    The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

        (b)    Terms and Conditions.    The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.     Other Stock-Based Awards

        The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.     Adjustments for Changes in Common Stock and Certain Other Events

        (a)    Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

        (b)    Liquidation or Dissolution.    In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

        (c)    Acquisition and Change in Control Events

          (1)    Definitions

      (a)
      An "Acquisition Event" shall mean:

      (i)
      any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

      (ii)
      any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

      (b)
      A "Change in Control Event" shall mean:

      (i)
      the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 30% or more of either (x) the then-outstanding shares of common stock of the Company (the

          "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

        (ii)
        such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

        (iii)
        the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the

          Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

          (2)    Effect on Options

      (a)
      Acquisition Event. Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, such assumed or substituted options shall be immediately exercisable in full upon the occurrence of such Acquisition Event. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

        Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

      (b)
      Change in Control Event that is not an Acquisition Event. Upon the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then-outstanding shall automatically become immediately exercisable in full.

          (3)    Effect on Restricted Stock Awards

      (a)
      Acquisition Event that is not a Change in Control Event. Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

      (b)
      Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then-outstanding shall automatically be deemed terminated or satisfied.

          (4)    Effect on Other Awards

      (a)
      Acquisition Event that is not a Change in Control Event. The Board shall specify the effect of an Acquisition Event that is not a Change in Control Event on any other Award granted under the Plan at the time of the grant of such Award.

      (b)
      Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any other Award or any other agreement between a Participant and the Company, all other Awards shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award.

          (5)    Limitations.    Notwithstanding the foregoing provisions of this Section 8(c), if the Change in Control Event is intended to be accounted for as a "pooling of interests" for financial accounting purposes, and if the acceleration to be effected by the foregoing provisions of this

  Section 8(c) would preclude accounting for the Change in Control Event as a "pooling of interests" for financial accounting purposes, then no such acceleration shall occur upon the Change in Control Event.

9.     General Provisions Applicable to Awards

        (a)    Transferability of Awards.    Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

        (b)    Documentation.    Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

        (c)    Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

        (d)    Termination of Status.    The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

        (e)    Withholding.    Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

        (f)    Amendment of Award.    The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

        (g)    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        (h)    Acceleration.    The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.   Miscellaneous

        (a)    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

        (b)    No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

        (c)    Effective Date and Term of Plan.    The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

        (d)    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

        (e)    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

        Adopted by the Board of Directors on February 24, 2000

        Adopted by the Stockholders on May 24, 2000

AMENDMENT NO 1. TO
2000 STOCK INCENTIVE PLAN
OF
SEPRACOR INC.

        The 2000 Stock Incentive Plan (the "Plan") of Sepracor Inc. be, and hereby is, amended as follows:

1.
Section 4, paragraph (a) is deleted in its entirety and the following is substituted in its place:

        "(a)    Number of Shares.    Subject to adjustment under Section 8, Awards may be made under the Plan for up to 4,000,000 shares of common stock, $.10 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares."

        Adopted by the Board of Directors on February 21, 2002

        Adopted by the Stockholders on May 22, 2002

AMENDMENT NO 2. TO
2000 STOCK INCENTIVE PLAN
OF
SEPRACOR INC.

        The 2000 Stock Incentive Plan (the "Plan") of Sepracor Inc. be, and hereby is, amended as follows:

1.
Section 4, paragraph (a) is deleted in its entirety and the following is substituted in its place:

        "(a)    Number of Shares.    Subject to adjustment under Section 8, Awards may be made under the Plan for up to 5,5000,000 shares of common stock, $.10 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares."

        Adopted by the Board of Directors on February 20, 2003

        Adopted by the Stockholders on May 22, 2003

Appendix C

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SEPRACOR INC.

ANNUAL MEETING OF STOCKHOLDERS
MAY 19, 2004

        Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Timothy J. Barberich, David P. Southwell and Robert F. Scumaci, or each of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2004 Annual Meeting of Stockholders of Sepracor Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Annual Meeting, and, in their discretion, upon any other matters which may properly come before the Annual Meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL NUMBERS 2 AND 3.

        Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD
PROMPTLY IN ENCLOSED REPLY ENVELOPE

ADDRESS CHANGES/COMMENTS?

(If you noted any address changes/comments above, please mark corresponding box on other side)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEPRACOR 84 WATERFORD DRIVE MARLBOROUGH, MA 01752-7231 ATTN: INVESTOR RELATIONS	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sepracor Inc. c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK AS FOLLOWS	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

A VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSAL NUMBERS 2 AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS

		For All	Withhold All	For All Except
1.	Election of Class III Directors NOMINEES (01) Digby W. Barrios (02) Alan A. Steigrod	☐	☐	☐
TO WITHHOLD AUTHORITY TO VOTE, MARK "FOR ALL EXCEPT" AND WRITE THE NOMINEE'S NUMBER ON THE LINE BELOW. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE.

		FOR	AGAINST	ABSTAIN
2.	To approve an amendment to our 2000 Stock Incentive Plan increasing from 5,500,000 to 8,000,000 the number of shares of our common stock reserved for issuance under the 2000 plan;	☐	☐	☐
3.	To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year; and	☐	☐	☐

For address changes/comments, please check this box and write them on the back where indicated ☐

	Yes	No
HOUSEHOLDING ELECTION. Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐
Signature:	Date:

Signature:	Date:

QuickLinks

TABLE OF CONTENTS
Important Information about the Annual Meeting and Voting
PROPOSAL 1—ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
COMPENSATION OF EXECUTIVE OFFICERS
STOCK PERFORMANCE GRAPH
PROPOSAL 2—AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN
PROPOSAL 3—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
OTHER MATTERS
  Appendix A
  Appendix B